                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Corio, Inc.:

We consent to the incorporation herein by reference in this Registration Statement on Form S-8 relating to the 1998 Stock Plan and the 2000 Employee Stock Purchase Plan of Corio, Inc. of our report dated March 31, 2000, except as to Note 15, which is as of April 20, 2000 relating to the financial statements of Corio, Inc. and Data Systems Connectors, Inc., included in the Registration Statement on Form S-1 (File No. 333-35402) of Corio, Inc.



/s/ KPMG LLP
------------
KPMG LLP

Mountain View, California
September 15, 2000